UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

SMTC Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (905) 479-1810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, SMTC Corporation, a Delaware corporation (the "Company"):

1. Announced that Alex Walker and Claude Germain mutually agreed with the Board of Directors to terminate their employment as Co-CEO's of the Company and their respective directorships on the Company's Board of Directors, effective immediately.

2. Announced that Lawrence H. Silber has been appointed to serve as the Company's Interim President and CEO and Clarke H. Bailey has been appointed to serve as the Company's Executive Chairman and Principal Accounting Officer.

Mr. Silber (56) joined the Board of Directors of the Company in October 2012. In connection with his appointment, Mr. Silber will receive a monthly payment of $32,000 and is eligible for bonus payments.

Mr. Bailey (59) joined the Board of Directors of the Company in June 2011. In connection with his appointment, Mr. Bailey will receive a monthly payment of $21,333 and is eligible for bonus payments. Mr. Bailey will also receive a grant of 50,000 options which shall vest ratably over six months beginning on June 13, 2013 with an exercise price of $2.19 per share.

A press release of this announcement is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release of SMTC Corporation dated May 14, 2013.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation (Registrant)
May 16, 2013 (Date)	/s/ LAWRENCE H. SILBER Lawrence H. Silber Interim Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release of SMTC Corporation dated May 14, 2013.